Exhibit 10.1

SUNOPTA INC.

2002 STOCK OPTION PLAN

AMENDED AND RESTATED MAY 2011

WHEREAS the SunOpta Inc. 2002 Stock Option Plan (the “Plan”) was initially adopted by SunOpta Inc. (the “Company” or “SunOpta”) in June 2002, at which time an aggregate of 1,500,000 Common Shares were authorized for issuance thereunder;

AND WHEREAS the Plan was subsequently amended in 2004 and 2007 to authorize for issuance an additional 1,500,000 Common Shares and 2,000,000 Common Shares, respectively, under the Plan;

AND WHEREAS as of April 1, 2011, the Company has issued an aggregate of 1,838,420 Common Shares pursuant to the exercise of Options granted under the Plan and Options to purchase an aggregate of 2,515,300 Common Shares were outstanding as of such date. Therefore an aggregate of only 646,280 Common Shares remain reserved for issuance under the Plan as of April 1, 2011;

AND WHEREAS therefore the Company now wishes to reserve an additional 2,500,000 Common Shares for issuance pursuant to the Plan subject to approval of the Company’s shareholders and to amend and restate the Plan on the terms and conditions herein set forth in order to comply with recent regulatory changes and to better reflect various recommendations and guidelines relating to equity compensation plans.

The Plan

1.	Purpose of the Plan

The purpose of the Plan is to have Options available to grant to the employees, directors, officers and consultants of and its subsidiaries and affiliates. The Plan is vital to ensure the long-term motivation and retention of employees, directors, officers and consultants. The Plan also develops the interest and incentive of employees of the companies that SunOpta and its subsidiaries and affiliates may acquire by providing them with an opportunity to purchase Common Shares, thereby advancing the interests of the Company and its shareholders.

2.	Definitions - In this Plan, the following words and terms shall have the following meanings:

“Affiliate” has the meaning ascribed thereto in the Securities Act;

“Associate” has the meaning ascribed thereto in the Securities Act;

“Board” or “Board of Directors” means the board of directors of the Company; “Change of Control” has the meaning ascribed thereto in Section 6(b); “Code” has the meaning ascribed thereto in Article 17; “Common Shares” means common shares of the Company;

“Compensation Committee” means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board;

‘‘Eligible Assignee’’ means, in respect of any Eligible Person: (i) an Eligible Corporation; (ii) a trust governed by a registered retirement savings plan or a registered retirement income fund established for the sole benefit of an Eligible Person; (iii) a trust governed by a tax-free savings account established for the sole benefit of an Eligible Person; or (iv) an Eligible Family Trust;

“Eligible Corporation” means a personal holding company of an Eligible Person provided that such holding company is controlled by the Eligible Person and that all issued shares in the capital of such holding company are beneficially owned, directly or indirectly, by the Eligible Person and/or the Eligible Person’s spouse, children and/or grandchildren;

‘‘Eligible Family Trust’’ means a trust of which the Eligible Person is a trustee and the beneficiaries of which are the spouse, children and/or grandchildren of the Eligible Person;

“Eligible Person” means an employee, director, officer or consultant of SunOpta or its subsidiaries or affiliates at the time of the grant of an Option;

“Insider” has the meaning ascribed thereto in the Securities Act and shall include Associates and Affiliates of any person who is an Insider;

“Option” means the right granted under this Plan to an Eligible Person to purchase a specified number of Common Shares pursuant to the provisions of the Plan;

“Optionee” means an Eligible Person who has been granted an Option pursuant to the Plan or an Eligible Assignee to whom an Option granted pursuant to the Plan has been assigned;

“Option Period” means the period specified by the Compensation Committee for which an Option is exercisable which Option Period shall expire no later than the date that is ten (10) years from the date of grant of such Option;

“Option Price” means the price per share at which an Optionee may purchase Optioned Shares;

“Optioned Shares” means those Common Shares in respect of which an Option is granted to an Eligible Person under this Plan;

“Securities Act” means the Securities Act (Ontario), as amended;

“US ISO Option” has the meaning ascribed thereto in Article 17;

“US Optionee” has the meaning ascribed thereto in Article 17; and

“Vested Options” means those Options that are eligible for exercise by the Optionee in accordance with the terms of such Options and this Plan.

3.	Eligibility

The eligibility to participate in the Plan is at the discretion of the Compensation Committee.

4.	Number of Common Shares Reserved for Issuance; Insider Limits; Non-Executive Director Limits

(a)	Number of Common Shares Reserved for Issuance

The aggregate number of Common Shares which may be reserved for issuance under the Plan is hereby increased by 2,500,000 Common Shares such that the total number of Common Shares which may be issued under the Plan shall not exceed 7,500,000, subject to adjustment as provided in Article 13. Common Shares reserved for issuance upon the exercise of any Options that are surrendered, cancelled or expire unexercised shall be available for subsequent Options granted under the Plan.

(b)	Limit With Respect to Optionees

The Compensation Committee shall determine the number of Common Shares in respect of which an Option is granted at the time of the grant of the Option. The number of Common Shares reserved for issuance to any one person pursuant to Options must not exceed 5% of the outstanding Common Shares (on a non-diluted basis). In any one calendar year, the Compensation Committee shall not grant to any one Optionee Options to purchase Common Shares in excess of 500,000 Common Shares (subject to adjustment as provided in Article 13).

(c)	Limits With Respect to Insiders

(i)	The number of Common Shares issuable to Insiders pursuant to Options granted under the Plan, together with Common Shares issuable to Insiders under any other security-based compensation arrangement of the Company, shall not exceed 10% of the number of Common Shares outstanding immediately prior to the grant of any such Option (on a non-diluted basis).

(ii)	The number of Common Shares issued to Insiders pursuant to Options granted under the Plan, together with Common Shares issued to Insiders under any other security-based compensation arrangement of the Company, shall not, within any 12 month period, exceed 10% of the number of Common Shares outstanding immediately prior to the grant of any such Option (on a non-diluted basis).

(iii)	The number of Common Shares issuable to any one Insider pursuant to Options granted under the Plan, together with Common Shares issuable to such Insider under any other security-based compensation arrangement of the Company, shall not, within any 12 month period, exceed 5% of the number of Common Shares outstanding immediately prior to the grant of any such Option (on a non-diluted basis).

(iv)	Any Common Shares issuable pursuant to an Option granted to an Eligible Person prior to the Eligible Person becoming an Insider shall be excluded for the purposes of the limits set out in Sections 4(c)(i), 4(c)(ii) and 4(c)(iii) above.

(d)	Limits With Respect to Non-Executive Directors

Notwithstanding Section 4(b), the number of Common Shares reserved for issuance to non-executive directors of the Company under the Plan at any time shall not exceed 1% of the total number of the outstanding Common Shares (on a non-diluted basis) and the equity award value of any grant of Options under the Plan to non-executive directors, as determined on the date of grant, shall not exceed US$100,000 per year per non-executive director.

5.	Purchase Price for Optioned Shares

The purchase price of Optioned Shares comprised in an Option granted under the Plan shall be not less than 100% of the fair market value of the Common Shares based on the closing market price of the Common Shares on the trading day immediately prior to the date of grant of the Option on the principal securities exchange on which the Company’s equity securities are traded, which shall be the Nasdaq Global Select Market unless and until the Compensation Committee determines otherwise. If the Common Shares are not then listed or quoted on a securities exchange, the fair market value of the Common Shares shall be determined in good faith by the Board.

6.	(a)	Exercise of Option

Each Option granted under the Plan shall vest at such time or times as may be determined by the Board or the Compensation Committee and no rights under the Plan or any Option shall accrue to any Optionee in any Optioned Shares forming the subject matter of an Option prior to the vesting date of such Option.

The Compensation Committee will decide the vesting date of the Options granted under the Plan at the time of grant pursuant to Article 12 hereof.

The right of exercise shall be cumulative and any Optionee, if still an Eligible Person or an Eligible Assignee may exercise the Option in respect of any Optioned Shares, which have vested at any time during the Option Period subject to the provisions of Articles 10 and 11 hereof.

In order to purchase Optioned Shares under the Plan, an Optionee shall complete and execute an Option Exercise Form in the form of Schedule 1 attached hereto and deliver it to the Company together with a certified cheque or money order in US Dollars for the full purchase price of the Optioned Shares being acquired.

Subject to the prior vesting of Options and subject to any restrictions imposed by the Compensation Committee, an Optionee may exercise all or any part of the Option at any time.

To the extent the exercise of an Option hereunder gives rise to any tax or other statutory withholding obligation (including, without limitation, income and payroll withholding taxes imposed by any jurisdiction), the Board or the Compensation Committee may implement appropriate procedures to ensure that the tax withholding obligations are met. These procedures may include, without limitation, increased withholding from an Optionee’s regular compensation, cash payments by an Optionee, or the sale of a portion of the Optioned Shares acquired pursuant to the exercise of an Option, which sale may be required and initiated by the Board or the Compensation Committee. Unless otherwise determined by the Board or the Compensation Committee, any such procedure, including offering choices among procedures, will be applied consistently with respect to all similarly situated Optionees, except to the extent any procedure may not be permitted under the laws of the applicable jurisdiction.

(b)	Vesting on Change of Control

In the event of a Change of Control, all Options which have not yet vested will vest immediately. For the purposes of this provision a “Change of Control” will be deemed to have occurred when:

(i)	a person (which includes a partnership or corporation) acting alone or jointly or in concert with others, acquires beneficial ownership of voting securities of the Company which, together with voting securities of the Company already owned by such person or persons, constitutes in the aggregate 50% or more of the outstanding voting securities of the Company;

A person who is principally engaged in the business of managing investment funds for unaffiliated securities investors and, as a part of such person’s duties for fully managed accounts, holds or exercises voting power over voting securities of the Company, will not, solely by reason thereof, be considered to be a beneficial owner of such voting securities;

(ii)	the consummation of a consolidation, merger, amalgamation or other similar corporate reorganization of the Company with or into any other corporation whereby the voting security holders of the Company immediately prior to such event receive less than 50% of the outstanding voting securities of the consolidated, merged or amalgamated entity;

(iii)	any resolution is passed or any action or proceeding is taken with respect to the liquidation, dissolution or winding up of the Company; or

(iv)	the consummation by the Company of a sale, lease, or other disposition of all, or substantially all, of the Company’s assets.

7.	Optionee Commitment

An Optionee has no obligation to exercise any or all of the Options held by such Optionee but, to the extent an Optionee exercises the Option, the purchase price of the Optioned Shares purchased pursuant to such exercise must be paid in full as set out under “Exercise of Option” above.

8.	Transfer and Assignment

No Option or any of the rights thereunder is assignable or transferable by an Optionee except: (i) by will or by the laws of descent and distribution; or (ii) if the Option is not a US ISO Option, Optionees may assign Options granted to them under the Plan to Eligible Assignees, provided that, in each case, the original Optionee is an Eligible Person at the time of assignment. Notwithstanding any such assignment, all Options granted under the Plan shall be deemed to be the Option of the original Optionee for the purposes of applying the rules and policies of the stock exchanges on which the Common Shares may be listed and for the purpose of applying the provisions of the Plan. No consideration may be paid to the Optionee or any Eligible Assignee in connection with any assignment of Options granted under the Plan.

9.	Securities Regulations

Upon the exercise of an Option, the Optionee may sell or otherwise dispose of such Optioned Shares in any manner that the Optionee wishes in any jurisdiction in which the same are qualified for sale and subject to any regulatory authority having jurisdiction over such sale.

Common Shares shall not be issued with respect to an Option granted under this Plan unless the exercise of such Option and the issuance and delivery of such Common Shares pursuant thereto shall comply with all relevant provisions of law, including without limitation, the Securities Act and the United States Securities Act of 1933, as amended.

10.	Termination for any Reason other than Death

Upon the Optionee to whom Options were granted under this Plan ceasing to be a director, officer, employee or consultant of SunOpta or of any of its subsidiaries or affiliates (except upon the death of the Optionee), the outstanding Options granted to such Optionee shall forthwith cease and terminate and shall be of no further force or effect whatsoever as to such number of Options which have not vested or in respect of which such Option has not been previously exercised on the date notice of dismissal or resignation is given; provided that where such Optionee is dismissed by SunOpta or any of its subsidiaries or affiliates, as the case may be, the Optionee (or his, her or its Eligible Assignee, as the case may be) shall have 30 days from the date notice of dismissal is given in which to exercise the outstanding Options which are Vested Options at the date of such notice of dismissal.

If through the operation of Article 6 hereof, none of the Options held by an Optionee shall have vested in such Optionee, the provisions of Article 6 hereof shall prevail and such Optionee shall not be entitled to purchase any Optioned Shares notwithstanding the provisions of this Article.

Transfer of employment of an Optionee to whom Options were granted under this Plan to a subsidiary or affiliate of the Company or any other Company affiliated with it or from such subsidiary or affiliate to the Company shall be deemed not to be a termination of employment under this Article and all rights of the Optionee (or his, her or its Eligible Assignee, as the case may be) under such Option shall continue in full force and effect after such transfer.

11.	Termination by Reason of Death

If any Optionee to whom Options were granted under this Plan shall die at any time prior to the end of the Option Period and before such Optionee (or his, her or its Eligible Assignee, as the case may be) has purchased all of the Optioned Shares that he, she or it is entitled to purchase under outstanding Options, the unexercised portion of an Option provided in Article 6 hereof will immediately vest, and the Optionee's personal representatives may purchase all or any portion of the Optioned Shares of such deceased Optionee, as provided in this Plan, at any time during the shorter of the period of the Option Period or 180 days immediately next following the death of the Optionee, excluding the date of death if such day is a business day or, if such day is not a business day, on the business day next following.

12.	Administration of the Plan

The Compensation Committee shall administer the Plan. The Compensation Committee has been delegated the authority by the Board of Directors of the Company to designate those Eligible Persons who are to be granted an Option in the Plan, the number of Options to be granted to each such Eligible Person and otherwise to administer and interpret the Plan and the Options granted thereunder. The Board of Directors may amend, modify or terminate the Plan as per the terms and conditions outlined in Article 18 of this Plan.

The Compensation Committee may delegate the day-to-day administration of the Plan to an officer of the Company.

13.	Changes Affecting Optioned Shares

Subject to any required approvals of applicable regulatory authorities and stock exchanges on which the Common Shares are then listed, in the case of any reorganization or recapitalization of the Company (by reclassification of its outstanding capital stock), or its consolidation or merger with or into another corporation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, pursuant to any of which events the then outstanding Common Shares are consolidated or subdivided, or are changed into or become exchangeable for other shares or stock, the Optionee, upon exercise of his, her or its Option, shall be entitled to receive in lieu of the Optioned Shares which he, she or it would otherwise have been entitled to receive upon such exercise and without any payment in addition to the Option Price therefor, the shares of stock which the Optionee would have received upon such reorganization, recapitalization, consolidation, subdivision, merger, sale or other transfer, if immediately prior thereto he, she or it had owned the Optioned Shares to which such exercise of the Option relates and had exchanged such Optioned Shares in accordance with the terms of such reorganization, recapitalization, consolidation, subdivision, merger, sale or other transfer.

Notwithstanding the foregoing provisions of this Article 13, no adjustment provided for herein shall require the Company to deliver a fractional share under the Option.

14.	Employment

The granting of an Option to any Eligible Person under the Plan shall not confer any rights upon such Eligible Person other than those provided in the Plan and, without limiting the generality of the foregoing, shall not confer or be deemed to confer upon any such Eligible Person any right to continue as an employee, director, officer or consultant of the Company, or any subsidiary or affiliate thereof.

15.	No Shareholder Right

The granting or holding of an Option pursuant to the Plan shall not confer any rights upon any Optionee as a shareholder of the Company, nor the right to receive notice of, attend nor vote at any meeting of shareholders of the Company until the exercise of an Option and such rights shall extend only to those number of Optioned Shares in respect of which the Option was exercised.

16.	Governing Law

The Plan is established under the laws of the Province of Ontario and the rights of all parties and the construction and effect of each provision of the Plan shall be governed by the laws of the Province of Ontario; except in respect to any sale of any of the Common Shares in respect of which an Option has been exercised which shall be governed by the laws of the jurisdiction in which an Optionee proposes to sell such Common Shares.

17.	Incentive Stock Options Under US Internal Revenue Code

Notwithstanding anything in this Plan to the contrary, any Option granted under this Plan to an Eligible Person who is a citizen or resident of the United States, including its territories, possessions, and all areas subject to jurisdiction (a “US Optionee”) and who, at the time of grant, is an employee of the Company or any “parent” or “subsidiary” of the Company (as defined in Section 424 of the Code) shall be an “incentive stock option” (a “US ISO Option”) within the meaning of the Internal Revenue Code of 1986, as amended, of the United States, (the “Code”), unless the Company expressly determines that the Option is to be a nonqualified option.

Notwithstanding anything in this Plan to the contrary, the following provisions shall apply to each US ISO Option:

(a)	The Option shall be an incentive stock option with the meaning of Section 422 of the Code to the extent that the aggregate fair market value (determined as of the time the Option is granted) of the Common Shares with respect to which Options are exercisable for the first time by such US Optionee during any calendar year under this Plan and all other incentive stock option plans, within the meaning of Section 422 of the Code, of the Company and any “parent” or “subsidiary” of the Company (as defined in Section 424 of the Code) does not exceed One Hundred Thousand Dollars in US funds (US$100,000);

(b)	To the extent that the aggregate fair market value (determined as of the time the Option is granted) of the Common Shares with respect to which incentive stock options (determined without reference to this subsection) are exercisable for the first time by a US Optionee during any calendar year under this Plan and all other incentive stock option plans, within the meaning of Section 422 of the Code, of the Company and any “parent” or “subsidiary” of the Company (as defined in Section 424 of the Code) exceeds One Hundred Thousand Dollars in US funds (US$100,000), such Options will be treated as nonqualified stock options (i.e., options which fail to qualify as incentive stock options within the meaning of Section 422 of the Code) in accordance with Section 422(d) of the Code;

(c)	The purchase price of the Common Shares under each Option granted to a US Optionee pursuant to this Plan shall not be less than the fair market value of such Common Shares at the time the Option is granted;

(d)	No incentive stock option may be granted following the expiry of ten (10) years after the date on which this Plan is adopted by the Board of Directors and no incentive stock option may be exercisable following the expiry of the ten (10) years after the date of grant;

(e)	If any US Optionee to whom an incentive stock option is to be granted under this Plan is at the time of the grant of such incentive stock option the owner of shares possessing more than ten percent (10%) of the total combined voting power of all classes of the shares of the Company or any “parent” or “subsidiary” of the Company (as defined in Section 424 of the Code), then the following special provisions shall be applicable to the Option granted to that US Optionee:

(i) the purchase price of the Common Shares subject to such incentive stock option shall not be less than one hundred and ten percent (110%) of the fair market value of one Common Share at the time of the grant; and

(ii) the Option Period shall in no event exceed five (5) years from the date of the grant;

(f)	The total number of Common Shares which may be issued under the Plan as US ISO Options shall not exceed 7,500,000, subject to adjustment as provided in Article 13;

(g)	No incentive stock option granted under the Plan shall become exercisable until the Plan is approved by the shareholders of the Company;

(h)	Any US ISO Option may be exercised, during the Optionee’s lifetime, only by the Optionee;

(i)	The determination of the option exercise price and the number of shares subject to the Option after any adjustment provided for in Article 13 shall be made in accordance with the rules set forth in Section 424 of the Code and regulations promulgated thereunder; and

(j)	Each of the foregoing provisions of this Article 17 is intended to qualify any US ISO Option as an incentive stock option to the greatest extent possible, and such provisions shall be interpreted consistently with such intent. No provision of this Plan, as it may be applied to a US ISO Option, shall be construed so as to be inconsistent with any provision of Section 422 of the Code.

18.	Amendment, Modification or Termination of the Plan

(a)	The Plan will terminate on May 14, 2017 unless all of the Common Shares reserved for issuance under the Plan have been issued, in which case the Plan will terminate on the date all of the Common Shares reserved for issuance under the Plan have been issued. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any Options theretofore granted under the Plan.

The Board of Directors reserves the right to amend, modify or terminate this Plan at any time if and when it is advisable in the discretion of the Board of Directors. However, shareholder approval shall be required in respect of:

(i)	any amendment which provides for an increase in the maximum number of Common Shares reserved for issuance (or other securities issuable) under the Plan;

(ii)	any amendment which reduces the exercise price of an Option or reduces the purchase price for Optioned Shares;

(iii)	any amendment which provides for the cancellation and reissuance of Options or other entitlements held by Optionees;

(iv)	any amendment extending the term of an Option beyond its original expiry date or extending the duration of the Plan;

(v)	any amendment which changes the participation limits of Insiders as set out in Section 4(c) of the Plan;

(vi)	any amendment that provides for a change to the participation limits of non-executive directors as set out in Section 4(d) of the Plan;

(vii)	amendments to Article 8 or the definitions of ‘‘Eligible Assignee’’, ‘‘Eligible Corporation’’, ‘‘Eligible Family Trust’’ or ‘‘Eligible Person”;

(viii)	any amendment that expands the types of options or awards provided under the Plan;

(ix)	any amendment that provides for the granting of additional powers to the Board to amend the Plan or Option entitlements hereunder without shareholder approval;

(x)	any amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulation and policies of the Toronto Stock Exchange and The Nasdaq Stock Market); and

(xi)	the making of amendments to the Plan’s amendment provisions set out in this Section 18(a).

Where shareholder approval is sought for the above amendments, the votes attached to Common Shares held directly or indirectly by Insiders benefiting from the amendment will be excluded.

(b)	Other than as specified above, the Board of Directors may approve all other amendments to the Plan or Options granted under the Plan without shareholder approval. Without limiting the generality of the foregoing, the following are types of amendments that do not require shareholder approval:

	(i)	amendments of a “housekeeping” or ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

	(ii)	amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange and The Nasdaq Stock Market);

	(iii)	amendments respecting administration of the Plan;

	(iv)	any amendment to the vesting provisions of the Plan or any Option;

	(v)	any amendment to the early termination provisions of the Plan or any Option, whether or not such Option is held by an Insider, provided such amendment does not entail an extension beyond the original expiry date;

	(vi)	the addition of any form of financial assistance by the Company for the acquisition by all or certain categories of Optionees of Optioned Shares under the Plan, and the subsequent amendment of any such provision which is more favourable to Optionees;

	(vii)	amendments necessary to suspend or terminate the Plan; and

	(viii)	any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the rules, regulations and policies of the Toronto Stock Exchange or The Nasdaq Stock Market).

IN WITNESS WHEREOF, this Plan is amended and restated by the Board of Directors on March 7, 2011 and, subject to the approval of shareholders of the increase in the number of Common Shares reserved for issuance under the Plan as described in Section 4(a), this Plan, as amended and restated, is effective May 19, 2011.

SUNOPTA INC.

/s/ Jeremy Kendall	/s/ John Dietrich

J. N. Kendall	John Dietrich
Chairman	VP Corporate Development and Secretary

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